Exhibit 2.7
AMENDMENT NO. 1 TO
EQUITY PURCHASE AGREEMENT
This AMENDMENT NO. 1 TO EQUITY PURCHASE AGREEMENT (this “Amendment”), dated as of September 29, 2023, is entered into by and among Constellation Energy Generation, LLC, a Pennsylvania limited liability company (“Buyer”), Texas Genco GP, LLC a Texas limited liability company (“Texas Genco GP”), and Texas Genco LP, LLC, a Delaware limited liability company (“Texas Genco LP”, and together with Texas Genco GP, the “Seller”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement (as defined below).
RECITALS
WHEREAS, Buyer and Seller entered into that certain Equity Purchase Agreement, dated as of May 31, 2023 (the “Purchase Agreement”), pursuant to which, among other things, Buyer agreed to purchase from Seller and Seller agreed to sell to Buyer all of the Equity in and to NRG South Texas LP, in accordance with the terms of the Purchase Agreement; and
WHEREAS, in accordance with Section 13.1 of the Purchase Agreement, Buyer and Seller desire to enter into this Amendment in order to amend the terms of the Purchase Agreement as set forth herein.
NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
1.Amendment to Section 1.1. The defined terms “Closing Effective Time”, “QSE Agreements” and “QSE Assignment” in Section 1.1 of the Purchase Agreement are hereby amended and restated in their entirety as follows:
“Closing Effective Time” means 11:59 p.m. local time in Houston, Texas on the Closing Date; provided, however, that, if the Closing Date is the first day of a calendar month, the Closing Effective Time shall mean 12:01 a.m. local time in Houston, Texas on the Closing Date.
“QSE Agreements” means (a) the Amended Agreement for Master Qualified Scheduling Entity Services, effective as of May 19, 2005, by and among San Antonio, Austin, the Company and the QSE (as successor in interest to Texas Genco II, LP), (b) the Nuclear Plant Interface Agreement, effective as of April 1, 2010, by and between STPNOC and QSE, and (c) the Meter Splitting Agreement (for Jointly Owned Generation) with the QSE (as successor in interest to Texas Genco II, LP), as Applicant and Master QSE and signed by the Company (as successor in interest to Texas Genco, LP), San Antonio and Austin attached to the Notice of Change of Information dated effective as of May 19, 2005.
“QSE Assignment” means the QSE Agreement, dated as of September 29, 2023, between the QSE and Buyer providing that (a) the QSE shall continue to perform under the QSE Agreements with respect to the Company, STPNOC, San Antonio and Austin, and (b) the QSE shall cooperate in good faith with Buyer, STPNOC and the Company to transition timely and orderly the services provided under the QSE Agreements.
2.Amendment to Section 6.8(b). Section 6.8(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
        “(b)    As of the date thereof, the QSE Assignment has been executed and delivered by the parties thereto.”

3.Amendment to Section 10.2(e)(i)(C). Section 10.2(e)(i)(C) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
“(C)    the QSE Assignment, duly executed by the QSE;”
4.Amendment to Section 10.2(e)(ii)(D). Section 10.2(e)(ii)(D) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
“(D)    the QSE Assignment, duly executed by the Buyer;”
5.References to and Effect on the Purchase Agreement. Except as expressly amended by this Amendment, all of the terms, conditions, and other provisions of the Purchase Agreement shall continue to be in force and effect in accordance with their respective terms. No reference to this Amendment need be made in any instrument or document making reference to the Purchase Agreement, and any reference to the Purchase Agreement in any such instrument or document shall be deemed to refer to the Purchase Agreement as amended by this Amendment.
6.Miscellaneous. Article XIII (Miscellaneous) of the Purchase Agreement shall apply to this Amendment to the same extent as if set forth herein, mutatis mutandis.
(signatures follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.
CONSTELLATION ENERGY GENERATION, LLC
By:
Name: David O. Dardis
Title: Executive Vice President, Chief Legal Officer
and General Counsel

Signature Page to Amendment No. 1 to Equity Purchase Agreement

TEXAS GENCO GP, LLC
By:
Name: Dudley D. Zahn
Title: Vice President
TEXAS GENCO LP, LLC
By:
Name: Dudley D. Zahn
Title: Vice President

Signature Page to Amendment No. 1 to Equity Purchase Agreement